UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 25, 2009
                                                         ----------------

                     FIRST LITCHFIELD FINANCIAL CORPORATION
                     --------------------------------------
               (Exact name of Registrant as Specified in Charter)

          Delaware                  0-28815                     06-1241321
          --------                  -------                     ----------
State or other Jurisdiction       (Commission                 (IRS Employer
     of Incorporation)            File Number)             Identification No.)


        13  North Street, Litchfield, Connecticut          06759
        -----------------------------------------          -----
         (Address of Principal Executive Offices)        (Zip Code)


       Registrant's telephone number, including area code: (860) 567-8752
                                                           --------------

                                       N/A
                                       ---
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K, Current Report
First Litchfield Financial Corporation

Section 1.01    Registrant's Business and Operations
                ------------------------------------

     Item 1.01.    Entry into a Material Definitive Agreement.
                   ------------------------------------------

         On October 25, 2009, First  Litchfield  Financial  Corporation  ("First
Litchfield")  entered  into  an  Agreement  and  Plan  of  Merger  (the  "Merger
Agreement") by and among First Litchfield, The First National Bank of Litchfield, First Litchfield's wholly-owned banking subsidiary, and Union Savings Bank ("Union"), that provides for the merger of First Litchfield and The First National Bank of Litchfield with and into Union (the "Merger").

         Under the terms of the Merger Agreement, First Litchfield shareholders will receive $15.00 cash for each share of First Litchfield common stock they own on the date of the Merger. The transaction is valued at approximately $35 million. No fractional shares will be issued. Each stock option issued by First Litchfield to purchase First Litchfield common stock, including the warrants issued to the Unites States Treasury as part of the Troubled Asset Relief Program's Capital Purchase Program, outstanding on the date of the Merger will be converted into the right to receive a cash payment in an amount equal to the positive difference, if any, between $15.00 and the exercise price of such option for each share of First Litchfield common stock covered by such option multiplied by the number of shares of First Litchfield common stock subject to such option.

         Consummation of the Merger is subject to approval by the shareholders of First Litchfield, as well as customary regulatory approvals including the Office of the Comptroller of the Currency, State of Connecticut Department of Banking and the Federal Deposit Insurance Corporation. The Merger is expected to close in the first quarter of 2010.

         The foregoing description of the Agreement and the Merger is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

         First Litchfield will file a proxy statement and other relevant documents concerning the proposed Merger with the Securities and Exchange Commission ("SEC"). Shareholders of First Litchfield are urged to read the proxy statement and all other documents which will be filed with the SEC, and any amendments or supplements to those documents, because they will contain important information which they should consider before making any decision regarding the transaction. Shareholders will be able to obtain a free copy of the proxy statement, as well as other filings containing information about First Litchfield, at the SEC's website (www.sec.gov), and at First Litchfield's website (www.fnbl.com). Copies of the proxy statement may also be obtained without charge, when available, by directing a request to First Litchfield Financial Corporation, 13 North Street, P. O. Box 578, Litchfield, CT 06759.

         First Litchfield and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of First Litchfield in connection with the proposed Merger. Information about the directors and executive officers of First Litchfield and their ownership of First Litchfield common stock is set forth in its proxy statement for its 2009 annual meeting of shareholders, dated April 27, 2009, filed with the SEC which is available at the First Litchfield and

SEC websites noted above. Additional information regarding the interests of such participants in the transaction will be contained in the proxy statement when it becomes available.

Forward-looking Information: Any forward-looking statements regarding the proposed merger of First Litchfield and Union involve uncertainties. Those uncertainties include, but are not limited to: legislation or changes in regulatory requirements, shareholder actions, technical or systems issues affecting dates of consummation or conversion, costs or difficulties related to the integration, realization of expected synergies from the acquisition, and general economic conditions that are less favorable than expected. First Litchfield does not undertake any obligation to update forward-looking statements to reflect events or circumstances that occur after the date on which such statements are made.


Section 9. Financial Statements and Exhibits
           ---------------------------------

     Item 9.01.    Financial Statements and Exhibits.
                   ---------------------------------

          (a)   Not Applicable.

          (b)   Not Applicable.

          (c)   Not Applicable.

          (d)   Exhibits.

                2.1 Agreement and Plan of Merger dated as of October 25, 2009 by
                and  among  Union  Savings  Bank,  First  Litchfield   Financial
                Corporation and The First National Bank of Litchfield.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                    FIRST LITCHFIELD FINANCIAL CORPORATION


                                    By  /s/ Joseph J. Greco
                                        -------------------------------------
                                        Joseph J. Greco
                                        President and Chief Executive Officer

Dated:  October 28, 2009



                                       3